UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 8, 2014 (Date of earliest event reported)
Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Rd , Suite 100, Austin, TX (Address of principal executive offices)		78746 (Zip Code)
512-437-2700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

We acquired substantially all the assets of Roomtag, LLC, a Maryland limited liability company (“Roomtag”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated as of August 8, 2014, by and between us and Roomtag.

The aggregate consideration for the asset purchase consisted of (i) $933,000 in cash, and (ii) an unsecured subordinated promissory note (“Note”) in the aggregate principal amount of $753,929.26. We funded the $933,000 cash payment with proceeds from our credit agreement with Wells Fargo Bank, N.A. The Note bears interest at an annual rate of 0.36% and is payable on October 31, 2016.

The Purchase Agreement contains certain customary representations, warranties, indemnities and covenants.

The foregoing descriptions of the Purchase Agreement and Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Note, which are filed as Exhibits 2.1 and 4.1, respectively, hereto and are incorporated herein by reference in their entirety.

Item 7.01.  Regulation FD Disclosure.

On August 11, 2014, we issued a press release announcing the acquisition.  A copy of the press release is furnished (not filed) as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 8, 2014, by and between Asure Software, Inc. and Roomtag, LLC
4.1	Subordinated Promissory Note dated August 8, 2014
99.1	Press Release dated August 11, 2014 (furnished, not filed).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: August 11, 2014	By:	/s/ Kristi Richburg
Kristi Richburg
Controller & Interim CFO

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 8, 2014, by and between Asure Software, Inc. and Roomtag, LLC
4.1	Subordinated Promissory Note dated August 8, 2014
99.1	Press Release dated August 11, 2014 (furnished, not filed).